EXHIBIT 10.7

MEDICAL CONNECTIONS HOLDINGS, INC.
2010 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this "Agreement"), is made and effective as of the 10th day of January 2012 (the "Grant Date"), by and between Medical Connections Holdings, Inc., a Florida corporation ("MCH" or the "Company"), and  __________ (the "Optionee").

W I T N E S S E T H:

WHEREAS, MCH is desirous of increasing the incentive of the Optionee whose contributions are important to the continued success of MCH.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, MCH hereby grants the Optionee options to purchase shares of Common Stock of MCH pursuant to the Medical Connections Holdings, Inc. 2010 Stock Incentive Plan, as currently in effect or modified hereafter (the "Plan"), upon the following terms and conditions.  Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

1. GRANT OF OPTION

Subject to the terms and conditions of this Agreement and the Plan, MCH hereby grants to the Optionee an Option to purchase an aggregate of Twenty Five Thousand (25,000) shares (the "Option Shares") of MCH's Common Stock.

2. EXERCISE PRICE

The Exercise Price of this Option shall be $.32 per Option Share.

3. TERM AND VESTING OF OPTION

(a) Option Period.  Subject to the provisions of the Plan,  this Option shall terminate and all rights to purchase shares hereunder shall cease no later than the tenth (10th) anniversary of the Grant Date.

(b) Vesting and Exercisability.  These Options shall be fully vested as of the Grant Date.

(c) Termination of Employment. The terms on which the Optionee can exercise his Options after termination of his employment are set forth in the Plan.

4. MANNER OF EXERCISE AND PAYMENT

This Option may be exercised in accordance with Section 6 of the Plan.

5. REPRESENTATIONS OF OPTIONEE

In connection with the grant of this Option, Optionee represents and warrants to the Company that:

(a) The Option Shares to be acquired by Optionee pursuant to this Option will be acquired for Optionee's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended from time to time (the "Securities Act"), or any applicable state securities laws and the Option Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(b) Optionee is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Option Shares;

(c) Optionee is able to bear the economic risk of his investment in the Option Shares for an indefinite period of time because the Option Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available; and

(d) Optionee has had an opportunity to ask questions and receive answers concerning the term and conditions of the grant and exercise of this Option and has had full access to such other information concerning the Plan and the Company as he has requested.

6. MISCELLANEOUS

(a) Binding Nature of Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estate, devisee, heir at law, successors and permitted assigns.

(b) No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(c) Entire Agreement; Amendments.  This Agreement (including the documents and exhibits referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.  This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(d) Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MEDICAL CONNECTIONS HOLDINGS, INC.

By:
Name:
Title:

OPTIONEE:

Address for notices:

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